                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 26, 2004, accompanying the consolidated financial statements included in the Annual Report of ViewCast.com, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of ViewCast.com, Inc. on Forms SB-2 No. 333-31947, S-8 No. 333-53159, S-8 No.
333-63799, S-3 No. 333-77923, S-3 No. 333-35662 and S-3 No. 333-40630.


GRANT THORNTON LLP

Dallas, Texas
March 26, 2004